Exhibit (10)B

AMENDMENT NO. 3

TO THE

ECOLAB EXECUTIVE DEATH BENEFITS PLAN

(As Amended and Restated Effective March 1, 1994)

Pursuant to Section 1.3 of the Ecolab Executive Death Benefits Plan (As Amended and Restated Effective March 1, 1994) (the “Plan”) and Section 5.1 of the Ecolab Inc. Administrative Document for Non-Qualified Benefit Plans (the “Administrative Document”), which is incorporated into the Plan by reference, Ecolab Inc. (the “Company”) hereby amends the Plan as set forth below.  Words and phrases used herein with initial capital letters which are defined in the Plan or the Administrative Document are used herein as so defined.

1.               Effective August 12, 2005, Subsection (2)(a) of Section 3.2 of the Plan is hereby amended in its entirety to read as follows:

(a.)                               “The Death Beneficiary of a deceased Executive who is covered by the provisions of this Section 3.2 shall be entitled to receive a lump sum Executive Death Benefit in an amount equal to the lesser of (i) nine million dollars ($9,000,000) or (ii) three hundred percent (300%) of the Executive’s Annual Compensation (A) for the last full Plan Year that ended prior to the Executive’s death in which the Executive actively performed services as an Employee, or (B) if the Executive did not actively perform services as an Employee in any full prior Plan Year, for the last Plan Year in which the Executive actively performed services as an Employee, in which case his Annual Compensation shall be annualized based on the number of days employed by the Controlled Group out of a Plan Year of 365 days.”

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its authorized officers and its corporate seal affixed, this 13 day of December, 2005.

ECOLAB INC.

(Seal)	/s/ Steven L. Fritze
By: Steven L. Fritze
Title: Executive Vice President and Chief Financial Officer

Attest:

/s/ Lawrence T. Bell
Lawrence T. Bell